UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 18, 2008

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2008, Vantage Drilling Company (the “Company”) issued a press release announcing that it had reached an agreement to restructure its ownership in the Platinum Explorer, a 12,000-foot ultra-deepwater drillship.  Vantage Deepwater Company, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Deepwater”) and F3 Capital, a Cayman Islands exempted company that is wholly-owned by Hsin-Chi  Su, a director of the Company, (“F3”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) relating to Mandarin Drilling Company, a Marshall Islands corporation (“Mandarin”), that currently owns the construction contract for the Platinum Explorer.

Pursuant to the terms of the Purchase Agreement, Deepwater will purchase from F3 in a series of closings an aggregate of 4,500 ordinary shares of Mandarin (constituting 45% of the outstanding shares of Mandarin) in consideration for payments in the aggregate of US$189.75 million, of which US$40.0 million had previously been paid, and the issuance by the Company of warrants to purchase up to 1.98 million of its ordinary shares, par value $.001 per share (the “Ordinary Shares”).  F3 has also agreed to exercise by January 18, 2009 the 25.0 million warrants that were issued to it in connection with the Company’s acquisition of Offshore Group Investment Limited on June 12, 2008. Upon such excersise the Company will issue up to an additional 25.0 million Ordinary Shares.

In connection with the closing of the Purchase Agreement, the Company and/or one of its wholly-owned subsidiaries will enter into (i) construction supervisor and management agreements for the Platinum Explorer and the other two drillships owned by affiliates of F3, (ii) agreements terminating pre-existing agreements related to the Company's ownership of the Platinum Explorer, (iii) A shareholders agreement, (iv) a loan agreement to provide the Company with working capital, (v) an option agreement for one ultra-deepwater drillship to be constructed, and (vi) other ancillary agreements.

Consummation of the transactions contemplated by the Purchase Agreement is subject to customary conditions.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 10.1, and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Share Sale and Purchase Agreement between F3 Capital and Vantage Deepwater Company dated November 18, 2008

99.1	Press Release dated November 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20, 2008

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Share Sale and Purchase Agreement between F3 Capital and Vantage Deepwater Company dated November 18, 2008

99.1	Press Release dated November 18, 2008